UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2015 (December 3, 2015)
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MEAD JOHNSON NUTRITION COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 832-2420
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, James E. Shiah, 56, was appointed as the new Senior Vice President and Corporate Controller of Mead Johnson Nutrition Company (the “Company”) to serve until his successor is duly elected and qualified or as otherwise provided in the Company’s Amended and Restated By-laws. In his capacity as Corporate Controller, Mr. Shiah shall be the Company's chief accounting officer.

Mr. Shiah served as the Company’s Senior Vice President, Finance since June 2015. Prior to holding this position, Mr. Shiah served as the Senior Vice President, Chief Accounting and Compliance Officer of Coty Inc. from 2011 to 2014. In this position, Mr. Shiah was the Coty’s principal accounting officer responsible for overseeing various activities including financial reporting, systems of internal control and other compliance programs. Mr. Shiah was Coty’s Senior Vice President Finance and Global Controller from 2006 to 2011 and its Vice President and Corporate Controller from 2001 to 2006. Prior to joining Coty, Mr. Shiah has held financial leadership positions at various multinational companies, including, Nabisco, Inc. and Bristol-Myers Squibb Company. Mr. Shiah began his career at Deloitte & Touche LLP in 1982 and is a Certified Public Accountant.

Mr. Michel Cup has been serving as the Company’s Controller since September 1, 2015. With Mr. Shiah’s appointment, effective as of December 3, 2015, Ms. Cup no longer serves as the Company’s Controller. Mr. Cup will continue to serve in his full time role as the Company’s Executive Vice President and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: December 4, 2015	By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President, General Counsel and Secretary